                                                                    EXHIBIT 99.2

                            FORM OF REVOCABLE PROXY

                         HARBOR FEDERAL BANCORP, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        OF HARBOR FEDERAL BANCORP, INC.
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON ______, 2000


     The undersigned stockholder of Harbor Federal Bancorp, Inc. (the "Company") hereby appoints _______________________________________________ as proxies, each of them with full power of substitution, to attend and act as proxy for the undersigned and to cast all votes which the undersigned stockholder is entitled to cast at the special meeting of stockholders of the Company to be held at ________, local time on _______, 2000, at _____________ Baltimore, Maryland, and
any and all adjournments and postponements thereof (the "Special Meeting"), with all powers which the undersigned would possess if personally present (i) as designated below with respect to the matters set forth below and described in the accompanying Proxy Statement-Prospectus and (ii) in their discretion with respect to any other business that may properly come before the Special Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

     This proxy will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted (1) "FOR" approval and adoption of the Merger Agreement (as defined herein) and (2) in the discretion of the proxies as to all other matters that may properly come before the Special Meeting.

     This proxy card will also be used to provide voting instructions to the trustee for any shares of common stock of the Company allocated to participants under the Harbor Federal Bank Employee Stock Ownership Plan.


              (continued--to be signed and dated on reverse side)

     The Board of Directors recommends a vote "FOR" approval and adoption of the Merger Agreement.

     1. Approval and adoption of the Agreement and Plan of Merger, dated as of May 3, 2000, by and between Provident Bankshares, Inc. and the Company pursuant to which the Company will merge with and into Provident and each share of common stock of the Company, par value at $.01 per share, will be converted into the right to receive 1.256 shares of common stock, par value $1.00 per share, of Provident, and cash in lieu of fractional shares, all on and subject to the terms and conditions contained therein.

               FOR                    AGAINST               ABSTAIN

               [_]                      [_]                   [_]

     The undersigned hereby acknowledges receipt of the Notice of Special
Meeting of Stockholders and the Proxy Statement-Prospectus, dated       , 2000,
                                                                  ------
for the Special Meeting.


                                   Dated: ____________________________________


                                   Signature: _________________________________


                                   Signature: _________________________________


                                   Title: _____________________________________

                                   (Please date and sign here exactly as name appears at left. When signing as attorney, administrator, trustee or guardian, give full title as such; and when stock has been issued in the name of two or more persons, all should sign.)

                             PLEASE ACT PROMPTLY.
                   SIGN, DATE AND MAIL YOUR PROXY CARD TODAY
                    IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

             IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE DATE,
            SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.

                                       2